SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - FEBRUARY 15, 2001
                        (DATE OF EARLIEST EVENT REPORTED)


                               HS RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           COMMISSION FILE NO. 0-18886

DELAWARE                                                             94-303-6864
(STATE OF INCORPORATION)                                        (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

ONE MARITIME PLAZA, 15TH FLOOR,
SAN FRANCISCO, CALIFORNIA                                                  94111
(ADDRESS OF PRINCIPAL                                                 (ZIP CODE)
EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (415) 433-5795



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                                    FORM 8-K

                               HS RESOURCES, INC.

                                February 15, 2001

ITEM 9.  REGULATION FD DISCLOSURE.

        In accordance with General Instruction B.2 of From 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                    FINANCIAL OUTLOOK AS OF FEBRUARY 14, 2001

        The following sets forth our current estimates of certain significant operating and financial data for the first and second quarters of 2001 and calendar year 2001. These forecasts are forward looking statements under Federal securities laws. Although we believe that the expectations reflected in these forecasts are reasonable, such expectations are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary materially from these forward looking statements due to a variety of factors, including drilling results, oil and gas prices, the effect of variable factors on the net price realized by us under oil and gas swap contracts, changes in our hedge positions, industry conditions, the prices of goods and services, the availability of drilling rigs and other support equipment and services, the availability of capital resources, labor conditions, our objectives, business judgment or strategies, and other factors both within and outside of our control. The forward looking statements herein are qualified in their entirety by the foregoing factors, the factors discussed below, and by the factors set forth in our report on Form 10-K, filed March 24, 2000, and various other filings with the Securities and Exchange Commission.

        The following forecasts reflect our view of continuing operations only. We do not forecast transactions or the effect of transactions and no implication should be drawn from the information released herein as to such matters. We do not assume any obligation to update any information contained herein. Where appropriate for the first and second quarters of 2001, the primary drivers of financial and operating results are given in ranges. Elsewhere, single point values are given. These singe point estimates represent approximately the midpoint of our estimates of the specified information. Actual results may differ materially from these estimates.

                             PRODUCTION AND PRICING

         Overall, for calendar year 2001, we believe that we can achieve 15% production growth over full year 2000 volumes and that the ratio of oil to gas will remain relatively constant. We anticipate that approximately 80% of total production will come from the D-J Basin and substantially all of the remainder will come from the Gulf Coast.


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NATURAL GAS

        We expect our natural gas production to be as follows for the first and second quarters of 2001:

                  FIRST QUARTER 2001                SECOND QUARTER 2001
                  LOW      MID      HIGH            LOW      MID      HIGH

Bcf               17.5     18.0     18.5            18.0     18.5     19.2
MMcf/day          194      200      206             198      203      211

        For calendar year 2001, total gas production should reach 78 Bcf, or an average of 214 MMcf per day. For each of the periods indicated, the most significant factors contributing to the difference between the lower and higher ranges is the timing related to the online dates of new gathering and processing facilities in the D-J Basin and initial production dates on recently drilled wells in the Gulf Coast. Problems associated with gathering and processing facilities generally could cause production to be less than forecast.

        In order to accurately estimate our wellhead gas price, adjustments need to be made as compared to the generally available NYMEX strip. Typically, because of the higher Btu content of our gas, the price needs to be adjusted upward. However, this upward adjustment must be offset by the location difference (e.g., the D-J Basin rather than at the Henry Hub in Louisiana). Overall, our average realized gas revenue per Mcf on unhedged volumes, including transportation and gathering fees related to delivery from the wellhead and the impact of our ownership of the Wattenberg Gathering System, is expected to be approximately $0.20 above the NYMEX Henry Hub Index per MMBtu for the first quarter of 2001, from which approximately $0.20 should be deducted for transportation and gathering fees related to delivery of the gas from wellhead to delivery point. For the second quarter and full year, the basis differential is estimated to be $0.10-$0.15 above the NYMEX Henry Hub Index. (For example, if in the second quarter the Henry Hub Index is $4.00 per MMBtu, our realized wellhead revenue before hedges would be $4.10-$4.15 per Mcf, less $0.20 per Mcf for transportation and gathering fees from wellhead to delivery point, resulting in a net effective wellhead price of $3.90 to $3.95.) Our natural gas hedge position was fully disclosed in our most recent Quarterly Report on Form 10-Q. Since that time, we have terminated the written gas calls. We also have entered into forward physical gas sales agreements covering 20,000 MMBtu per day for the period from February 2001 through December 2001 at a price of $2.86 per MMBtu. We may change our positions in the future.

CRUDE OIL

        We expect our oil production to be as follows for the first and second quarters of 2001:

                  FIRST QUARTER 2001                SECOND QUARTER 2001
                  LOW      MID      HIGH            LOW      MID      HIGH

MBbl              675      700      750             700      725      750
MBbl/day          7.5      7.8      8.3             7.7      8.0      8.2


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        For calendar year 2001, total oil production should reach 2.9 MMBbl, or an average of 8.0 MBbl per day. Since most of our oil is produced with our gas, the factors discussed above that affect gas production also affect our oil production. In order to accurately estimate our wellhead oil price, adjustments need to be made as compared to the generally available NYMEX strip. Typically, to reflect transportation and energy content per barrel, the price needs to be adjusted downward. As a result, our average realized oil price on unhedged volumes is expected to average between $1.25-1.50 below the NYMEX WTI Index. Our crude oil hedge position was fully disclosed in our most recent Quarterly Report on Form 10-Q. Since that time, we have terminated the written oil calls. We also have entered into forward physical crude oil sales agreements covering 2,000 Bbl per day for the period from February 2001 through December 2001 at a price of $18.59 per Bbl. We may change our positions in the future.

                                 OTHER REVENUES

        Gathering and transmission system revenues from third parties should be approximately $2.5 million in both the first and second quarters of 2001. For the full year 2001, such revenues should be approximately $10 million. Note that these third party revenues reflect approximately 45% of total gathering and transmission revenues. The remaining 55% arise from the revenue stream attributable to HS' own gas production. That amount (net of related expenses) is reflected in our net wellhead gas price, as discussed above.

        Other gas revenues are expected to be approximately $1.8 million in the first and second quarters of 2001, and approximately $7.5 million for full year 2001. Net income from trading and transportation before taxes is expected to be approximately $0.7 million in the first and second quarters of 2001, and approximately $3.0 million for full year 2001. Income from our interest in the Wattenberg gas processing plant is expected to be approximately $0.3 million in both the first and second quarters of 2001, and approximately $1.2 million for full year 2001.

                                    EXPENSES

PRODUCTION TAXES

        Production taxes are expected to be approximately 9.2% of oil and gas revenue, including the effects of hedging, for all of calendar year 2001. In addition to the factors discussed above, actual production taxes may vary from our estimates as the result of varying production volumes, commodity prices and tax rates.

LEASE OPERATING EXPENSE (LOE)

        Our lease operating expense is expected to be approximately $0.36 per Mcfe in the first and second quarters of 2001, and approximately $0.34 per Mcfe for the remainder of calendar year 2001. Actual LOE may vary from our estimates as the result of varying levels of productivity in new and existing wells or as a result of changes in the cost of goods or services.

DEPRECIATION, DEPLETION, AND AMORTIZATION (DD&A)

        We record DD&A (a non-cash charge) as an expense in order to flow through the income statement charges which have been capitalized on our balance sheet. The midpoint of the range


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for DD&A is $0.72 per Mcfe for calendar year 2001. DD&A is calculated based on a number of different factors, the major one of which is our booked proved reserves at any given point.

GENERAL AND ADMINISTRATIVE EXPENSE (G&A)

        For the first and second quarters of 2001 as well as calendar year 2001, we anticipate that G&A will be approximately $0.10 per Mcfe. G&A can also change as a result of changes in the cost of goods and services.

GAS TRANSPORTATION AND GATHERING EXPENSES

        For calendar year 2001, we anticipate recording expenses of approximately $0.20 per Mcf of gas related to amounts paid for transportation from the wellhead to delivery point.

GATHERING AND TRANSMISSION EXPENSES

        Third party gathering and transmission expenses for the first and second quarters of 2001 should be approximately $1.4 million. Many of the expenses associated with gathering and transmission are relatively fixed. This estimate of costs reflects our expectation of incremental throughput in the first quarter above that of the fourth quarter of 2000. For calendar year 2001 total gathering and transmission expenses attributable to third party volumes should be approximately $5.4 million, allocated relatively evenly across all four quarters, again reflecting our anticipation of incremental throughput on the system. Expenses could be lower if incremental throughput is not achieved.

EXPLORATORY AND ABANDONMENT EXPENSE

        Exploratory and abandonment expense is a value which can fluctuate materially quarter to quarter, depending on the timing of exploratory expenditures, the abandonment of leases, and the recognition of productive or dry holes. No forecast of these expenses can be expected to be accurate. For calendar year 2001, an assumed range of $20-$25 million is appropriate. For modeling purposes it is probably appropriate to assume that the expenses are made in equal amounts across all four quarters, although it is highly unlikely that actual results will be consistent from quarter to quarter.

GEOLOGICAL AND GEOPHYSICAL COSTS (G&G)

        G&G costs are largely discretionary, and typically are a function of how much pre-drilling exploratory work is undertaken. We expect total G&G expenditures to range between approximately $10-$15 million in calendar 2001. For modeling purposes, it is probably appropriate to assume that the expenditures are spread equally across the four quarters of 2001, although such expenditures are typically more sporadic and less consistent than that. G&G costs can change materially from the current forecast as results of drilling projects are obtained and as our exploration plans and strategies change throughout the year.


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INTEREST COSTS

        Income statement interest costs for the first quarter should be approximately $11.0 million. In addition, we expect to record capitalized interest of $1.5 million for that period. For calendar year 2001, aggregate interest costs expensed should be approximately $40 million, with an additional full year capitalized interest of $6.0 million. The lower interest costs in subsequent quarters result largely from the anticipated continuing reduction of debt.

LEASE COSTS

        At the end of 2000, we entered into an operating lease for certain gas gathering, compression and processing assets. The effective date of this lease is the end of the first quarter 2001. Therefore no lease expenses will be recognized in the first quarter of 2001. Aggregate lease expenses for the balance of 2001 will be approximately $2.1 million spread equally across the remaining three quarters.

                                      TAXES

        We expect to record income tax liability at a rate of approximately 38.5%, of which approximately 50% will be current.

                               SHARES OUTSTANDING

        For the calendar year 2001 HS expects to have weighted outstanding number of shares, assuming dilution, equaling 19.0 million shares.

                              CAPITAL EXPENDITURES

        We expect our base level capital expenditures to total approximately $30-$40 million in the first and second quarters of 2001, and $135-$150 million for calendar year 2001. The full year 2001 amount could vary materially depending on the result of initial exploration and the scope and timing of other exploratory projects. With respect to all of the above periods, we anticipate that approximately 55-60% of total capital will be spent in the D-J Basin, 35-40% in the Gulf Coast and the remainder in other areas. In addition, approximately 70-80% of these expenditures will be for drilling (exploration and development) with the remaining 20-30% spent on land, and other seismic activities.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HS RESOURCES, INC.

                                    By: /s/James M. Piccone
                                       ----------------------------------------
                                       James M. Piccone
                                       Vice President

Dated:  February 15, 2001.


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